EXHIBIT 24.5
POWER OF ATTORNEY
     I, the undersigned member of the Board of Directors of Washington Gas Light Company (“Company”) hereby constitute and appoint James H. DeGraffenreidt, Jr., Terry D. McCallister and Vincent L. Ammann, Jr., and each of them, my true and lawful attorneys-in-fact to execute and sign the Registration Statement for me and in my name to be filed by the Company with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933 in connection with the registration of the Company’s medium term notes, Series I (Form S-3) and to sign any and all pre-effective and post-effective amendments to such Registration Statement and any and all other documents in connection therewith, and to cause any and all such documents to be filed with the Securities and Exchange Commission and any state securities commissions, granting unto my attorneys-in-fact, full power and authority to do and perform each and every act as I might or could do in person.

/s/ James F. Lafond

Print Name:	James F. Lafond
Date: April 29, 2009